Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-168621 and 333-191991) and Form S-8 (Nos. 333-161746, 333-169172, 333-184132, 333-193010, 333-195741 and 333-196438) of Avago Technologies Limited of our report dated February 26, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of LSI Corporation, which appears in this current report on Form 8-K of Avago Technologies Limited dated May 6, 2014.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 8, 2014